EXHIBIT 10(b)

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE SYMBOL “****” HAS BEEN INSERTED IN PLACE OF THE PORTIONS SO OMITTED.

February 20, 1997, as amended
effective September 1, 2004

Hertz System, Inc.
225 Brae Boulevard
Park Ridge, New Jersey 07656

Dear Sirs:

     This Amended and Restated Advertising Agreement (hereinafter referred to as this “Advertising Agreement” or “Agreement”) is made effective as of September 1, 2004 to amend and restate the agreement dated as of February 20, 1997 between the parties. The purpose of this letter is to set forth the terms and conditions of the agreement between Hertz System, Inc. (“Hertz”) and Ford Motor Company (“Ford”) for a joint advertising program in which Hertz and its affiliates (hereinafter sometimes collectively referred to as “Hertz”) will promote the rental and leasing of vehicles manufactured by or for Ford and its affiliated companies (“Ford Vehicles”). Effective September 1, 2004, this Advertising Agreement and the term “Ford Vehicles” shall apply only to new vehicles offered for sale in the United States under the “Ford”, “Lincoln” or “Mercury” brands, and “Ford” shall not include companies affiliated with Ford. According to the understanding of the parties:

     1. The joint advertising program (i) will be for a term commencing as of September 1, 1997 and ending on August 31, 2007, (ii) will be conducted primarily in the United States of America, and also in other countries, and (iii) will be conducted in such media or manner as Hertz may select, provided that not more than 10% of the expense of the program per year will be in purely local advertising and not more than 15% of the expense of the program per year will be in collateral material, such as direct mail literature, primarily associated with the Hertz # 1 Club Gold and related programs. Each period of September 1 to and including the next following August 31 shall be called an Advertising Year hereunder. Effective September 1, 2004 the joint advertising program will be conducted only in the United States of America. Hertz, in its discretion, may enter into vehicle advertising agreements with other automotive manufacturers or brands in the U.S. and in other countries, including Ford brands in other countries, beginning with the 2005 Advertising Year, effective from September 1, 2004.

     2. Subject to the provisions of Paragraphs 3(a) and 3(c), Ford will pay one-half of the costs of such joint advertising to the extent that it is considered Eligible Advertising under Paragraph 4 hereof. Without prior discussion with and approval by Ford, Ford’s share of such costs (the “Base Amount”) will not exceed $39.0 million in the Advertising Year ending on August 31, 1998 (the “1998 Advertising Year”). For each of the Advertising Years indicated below, the Base Amounts shall be calculated as follows:

     (a) for the 1999 Advertising Year, an amount equal to $39.0 million multiplied by: (i) a fraction, the numerator of which is the CPI for April 1998 and the denominator of which shall be the CPI for April 1997, or (ii) ****, whichever is smaller.

     (b) for the 2000 Advertising Year, an amount equal to the 1999 Base Amount multiplied by: (i) a fraction, the numerator of which is the CPI for April 1999 and the denominator of which shall be the CPI for April 1998, or (ii) ****, whichever is smaller.

     (c) for the 2001 Advertising Year, an amount equal to the 2000 Base Amount multiplied by: (i) a fraction, the numerator of which is the CPI for April 2000 and the denominator of which shall be the CPI for April 1999, or (ii) ****, whichever is smaller.

     (d) for the 2002 Advertising Year, an amount equal to the 2001 Base Amount multiplied by: (i) a fraction, the numerator of which is the CPI for April 2001 and the denominator of which shall be the CPI for April 2000, or (ii) ****, whichever is smaller.

     (e) for the 2003 Advertising Year, an amount equal to the 2002 Base Amount multiplied by: (i) a fraction, the numerator of which is the CPI for April 2002 and the denominator of which shall be the CPI for April 2001, or (ii) ****, whichever is smaller.

     (f) for the 2004 Advertising Year, an amount equal to ****.

     (g) for the 2005 Advertising Year, an amount equal to ****, adjusted as provided in Paragraph 3(c).

     (h) for the 2006 Advertising Year, an amount equal to ****, adjusted as provided in Paragraph 3(c).

     (i) for the 2007 Advertising Year, an amount equal to ****, adjusted as provided in Paragraph 3(c).

As used herein, “CPI” means the United States Department of Labor’s Bureau of Labor Statistics Revised Consumer Price Index for All Urban Consumers, or the successor of such Index. The costs of such joint advertising shall include Hertz’s direct costs, including costs of materials, of preparing and distributing Hertz charge cards or Hertz-sponsored credit cards and related materials (but not other costs of Hertz’s charge card department), of preparing and distributing direct mail advertising material (advertising which is contemplated by this Agreement), and of administering the Hertz advertising department.

     3. (a) As it is the express purpose and intent of the joint advertising program (and the payments provided thereunder) to increase the demand for the rental of, and thereby increase the demand for the purchase by retail buyers of, Ford Vehicles, it is the understanding and agreement of the parties hereto that, during each Advertising Year prior to the 2005 Advertising Year, Ford will not be required to pay Hertz any amounts under Paragraph 2 if the Ford Vehicle Share is not at least 55%; provided, however, that Ford will be required to pay such amounts to the extent that Hertz’s failure to achieve a 55% Ford Vehicle Share was attributable to (i) Ford’s failure to make Ford Vehicles available for acquisition by Hertz in quantities sufficient to achieve a 55% Ford Vehicle Share, or (ii) the fact that Ford Fleet Programs were not competitive with those similar fleet programs offered by other automotive manufacturers, as to terms and conditions; provided further, however, that in no event shall Ford be required to pay Hertz under Paragraph 2 should the Ford Vehicle Share be less than 40%.

Notwithstanding the preceding sentence, if Ford’s failure to make available sufficient quantities of Ford Vehicles is caused by a production disruption of more than one year due to (i) a shortage or curtailment of material, labor, transportation or utility service; (ii) any labor or production difficulty; (iii) any governmental action; or (iv) any cause beyond the reasonable control of Ford, then the parties will negotiate in good faith to reduce the amounts under Paragraph 2 above by amounts reflective of the nature, extent and duration of the production disruption and the Ford Vehicle Share actually achieved. For the purposes of this Agreement, (i) “Ford Vehicle Share” means the percentage that new Ford Vehicles acquired in an Advertising Year for Hertz’s domestic U.S. corporate fleet represent of the total vehicles acquired for such domestic U.S. corporate fleet in such Advertising Year, (ii) “Ford Fleet Programs” mean the price discount, guaranteed resale or repurchase, incentive or similar programs offered by Ford and Ford affiliates whose primary business is the sale or manufacture and sale of vehicles, and (iii) Hertz’s domestic U.S. corporate fleet shall not include the fleets of independent businesses or individuals licensed by Hertz for the daily car rental business as part of the Hertz System.

     (b) In addition to the Base Amount payments for joint advertising under Paragraph 2 above,

Ford will pay Hertz 100% of the cost of Eligible Advertising in excess of those costs qualifying for the maximum contribution under Paragraph 2, related solely to corporate car rental programs during each Advertising Year prior to the 2005 Advertising Year in accordance with the schedule below:

Ford’s additional payment for Eligible
If the Ford Vehicle Share	Advertising of Corporate Car Rental
Should Reach:	Programs will be (in millions):
58%	****
****	****
****	****
****	****
****	****
****	****
****	****
****	****
****	****
****	****
****	****
****	****
****	****

Ford’s additional payments will be subject to the same annual increases, based on the CPI, as defined in Paragraph 2 above.

Ford shall be required to make additional payments hereunder only to the extent that Hertz’s total expenditure for Eligible Advertising in an Advertising Year prior to the 2005 Advertising Year exceeds those costs subject to Ford’s one-half contribution under Paragraph 2. By way of example:

Eligible Advertising
		Costs & Ford Contribution				Amount of Hertz
	Hertz Total	under Paragraph 2				Entitlement to
	Expenditure for					Supplemental Support
	Eligible Advertising	Eligible		Adv.		Based Upon ****Ford
	In Advertising Year	Adv.		Payment		Vehicle Share
	(Mils)	(Mils)		(Mils)		(Mils)
Example A	* ***	*	***	*	***	* ***
Example B	* ***	*	***	*	***	* ***
Example C	* ***	*	***	*	***	* ***

The calculation of such additional payments for Hertz’s corporate advertising costs will be subject to the following terms:

(i) By no later than August 15 of each Advertising Year, Hertz will submit to Ford a written estimate of the Ford Vehicles to be delivered to Hertz and its Ford Vehicle Share for the following Advertising Year.

(ii) On the first day of each quarter of each Advertising Year, Ford will pay Hertz one quarter of that year’s amount of supplemental support as calculated from the schedule in this Paragraph 3(b) based on the written estimate of Ford Vehicle Share for its domestic U.S. corporate fleet submitted by Hertz in accordance with Paragraph 3(b)(i) above.

(iii) By no later than August 15 of each Advertising Year, Hertz will provide Ford with a reconciliation of Hertz’s total vehicle deliveries to its domestic U.S.corporate fleet and Ford Vehicles delivered to its domestic U.S. corporate fleet during that Advertising Year. If Hertz’s Ford Vehicle Share falls short of the Ford Vehicle Share estimated pursuant to Paragraph 3(b)(i), the September 1 payment in the following Advertising Year will be reduced by any amounts prepaid by Ford pursuant to Paragraph 3(b)(ii) based on the actual Ford

Vehicle Share attained; provided however, that no reduction in such payment shall be required if Hertz’s failure to achieve the estimated Ford Vehicle Share was attributable to a failure by Ford to make Ford Vehicles available in quantities sufficient to achieve the estimated Ford Vehicle Share. Notwithstanding the preceding sentence, if Ford’s failure to make available sufficient quantities of Ford Vehicles is caused by a production disruption of more than one year due to (i) a shortage or curtailment of material, labor, transportation or utility service; (ii) any labor or production difficulty; (iii) any governmental action; or (iv) any cause beyond the reasonable control of Ford, then the parties will negotiate in good faith to reduce the amounts under Paragraph 2 above by amounts reflective of the nature, extent and duration of the production disruption and the Ford Vehicle Share actually achieved. If any refund is due Ford pursuant to this provision with respect to the Advertising Year ending on August 31, 2004, Hertz will make payment of such amount to Ford no later than September 15. 2004.

(c) As it is the express purpose and intent of the joint advertising program (and the payments provided thereunder) to increase the demand for the rental of, and thereby increase the demand for the purchase by retail buyers of, Ford Vehicles, it is the understanding and agreement of the parties hereto that, during the 2005, 2006 and 2007 Advertising Years, and subject to the provisions of this Paragraph 3(c), Ford will not be required to pay Hertz any amounts under Paragraph 2 if the number of Ford Vehicles acquired in that Advertising Year is not at least **** Ford Vehicles; provided, however, that Ford will be required to pay such amounts to the extent that Hertz’s failure to acquire **** Ford Vehicles was attributable to (i) Ford’s failure to make Ford Vehicles available for acquisition by Hertz in quantities sufficient to achieve the acquisition of **** Ford Vehicles, or (ii) the fact that Ford Fleet Programs were not competitive with those similar fleet programs offered by other automotive manufacturers, as to terms and conditions; provided further, however, that in no event shall Ford be required to pay Hertz under Paragraph 2 should the number of Ford Vehicles acquired in an Advertising Year not be at least **** Ford Vehicles.

Notwithstanding the preceding sentence, if Ford’s failure to make available sufficient quantities of Ford Vehicles is caused by a production disruption of more than one year due to (i) a shortage or curtailment of material, labor, transportation or utility service; (ii) any labor or production difficulty; (iii) any governmental action; or (iv) any cause beyond the reasonable control of Ford, then the parties will negotiate in good faith to reduce the amounts under Paragraph 2 above by amounts reflective of the nature, extent and duration of the production disruption and the number of Ford Vehicles actually acquired. For the purposes of this Paragraph 3(c), (i) the number of Ford Vehicles acquired means the number of Ford Vehicles acquired in an Advertising Year for Hertz’s U.S. corporate fleet, (ii)“Ford Fleet Programs” means the price discount, guaranteed resale or repurchase, incentive or similar programs offered by Ford, and (iii) Hertz’s U.S. corporate fleet shall not include the fleets of independent businesses or individuals licensed by Hertz for the daily car rental business as part of the Hertz System.

The payments to Hertz under Paragraphs 2(g), 2(h) and 2(i) for each Advertising Year shall be:

(1)	increased by **** for each Ford Vehicle acquired by Hertz for its U.S. corporate fleet in excess of **** Ford Vehicles in that Advertising Year, and

(2)	reduced by **** for each Ford Vehicle acquired by Hertz for its U.S. corporate fleet fewer than **** Ford Vehicles, but at least **** Ford Vehicles, in that Advertising Year.

     4. To be considered Eligible Advertising under the joint advertising program, advertising must:

     a. be published, or placed or controlled by Hertz or its affiliates; and

     b. indicate that Hertz features Ford Vehicles or refer only to Ford Vehicles at least once in a phrase, such as “Hertz rents Fords and other fine cars” (or in a manner with a leadership and influence value), and with a prominence that is reasonably satisfactory to Ford, and without mention of any other vehicle manufacturer; and

     c. where feasible, use or contain a pictorial representation of only a Ford Vehicle approved by Ford, in a manner and with a prominence reasonably satisfactory to Ford; and

     d. not contain any pictorial representation, trade name or endorsement of, or testimonial to, any vehicle other than a Ford Vehicle, or any reference by name to any vehicle manufacturer other than Ford , except as Ford may otherwise consent, it being understood that prior to September 1, 2004 vehicles other than Ford Vehicles may be mentioned and pictured (i) in Hertz’s tariffs, directories or rate sheets distributed outside the continental United States or distributed inside the continental United States for rentals outside the continental United States, (ii) in the advertising with Ford’s consent, which shall not be unreasonably withheld, of a vehicle for which, at the time, there is no comparable Ford Vehicle, and (iii) in advertising with Ford’s consent, which shall not be unreasonably withheld, in any country in which Ford Vehicles represent less than 25% of the total Hertz corporate fleet in such country; and

     e. comply with the provisions of Paragraphs 6 and 7 hereof.

     5. Advertising that contains any pictorial representation, trade name or endorsement of, or testimonial to, a Ford Vehicle, or any reference by name to Ford or one of its affiliates shall be published, placed, and controlled by Hertz or its affiliates. As used in this Agreement, Hertz’s “affiliates” consist of The Hertz Corporation and it subsidiaries and other controlled affiliates, and Ford’s “affiliates” exclude Hertz and its affiliates.

     6. While this Agreement is in effect, Hertz will not use, and to the extent practicable will not permit any of its affiliates to use, and will use its best efforts to prevent its licensees and affiliates from using, any advertising that contains the Ford script-in-oval trademark, the word “Ford” in script or any statement that is detrimental to Ford or any of Ford’s affiliates, or to the good name of Ford or any of its affiliates, or to any product made or sold by Ford or its affiliates.

     7. Ford will furnish Hertz, from time to time, pictorial representations and vehicles for Hertz-sponsored photo shoots of Ford Vehicles for use in Eligible Advertising. Each pictorial representation of a Ford Vehicle used in an Eligible Advertisement originally released more than one month after the public introduction of a new model of such Ford Vehicle will, if practicable, be a pictorial representation of such new model.

     8. Hertz will hold in confidence all pictorial representations of Ford Vehicles, and all information and data disclosed by Ford to Hertz hereunder; and will not use or disclose the same to others except as required to carry out the purpose of this Agreement or as authorized by Ford in writing. Hertz will impose, insofar as practicable, a similar restriction on Ford’s behalf on its parent and on its affiliates and will use its best efforts to cause its licensees and the licensees of its parent and affiliates and all others to whom it discloses any of such material to hold such representations, information and data in confidence.

     9. Hertz will use all reasonable efforts to obtain all Eligible Advertising at competitive rates and charges and will notify Ford in writing of the agency or agencies handling the same from time to time. Hertz will furnish to Ford upon request, during the term hereof, copies or examples of all advertising, including, without limitation, print advertisements, collateral material, mat services, telecommunication material, and outdoor displays prepared for Hertz or on Hertz’s behalf and placed by or through its advertising agencies during the month preceding such request.

     10. While this Agreement is in effect, Ford will pay Hertz, toward Ford’s share of the costs of Eligible Advertising, as provided in Paragraph 2 hereof, on the first day of each quarter (i.e., September 1, December 1, March 1 and June 1) in each Advertising Year during the term hereof, one-quarter of the respective annual amounts specified in Paragraph 2.

     a. In no event will Ford be required hereunder to contribute:

(i)	any portion of funds paid by Hertz’s licensees (other than Hertz’s parent or affiliates) for local advertising, or

(ii)	any portion of funds used directly or indirectly for tariffs, directories or rate sheets, to the extent used to advertise vehicles other than Ford Vehicles, except as Ford may otherwise consent, and

     b. As soon as practicable after the end of each quarter of each 12 month period beginning January 1 and ending December 31 during the term of this Agreement (“Calendar Year”), and as soon as practicable after the termination of this Agreement, Hertz will deliver to Ford a statement in reasonable detail for such quarter or for the final period preceding termination, certified by Hertz’s treasurer, controller, or an assistant treasurer or assistant controller, setting forth the amount spent or committed by Hertz during said period for Eligible Advertising. Ford may at any time proportionately reduce any quarterly payment if, during the year, the sum of its quarterly payments thus far in such year substantially exceeds 50% of the cost thus far for Eligible Advertising, and may continue such reduction as long as such excess exists.

     c. As soon as practicable at the end of each Calendar Year prior to the termination hereof, and in no event later than April 1 of the following Calendar Year, Hertz will deliver to Ford a statement in reasonable detail for such Calendar Year, certified by its treasurer, controller, assistant treasurer or assistant controller, setting forth receipts for and expenditures or commitments made, charged or chargeable to said Calendar Year, and Hertz will pay to Ford or charge to the next quarterly payment any excess of Ford’s payments in that Calendar Year over 50% of the total amount expended or committed for Eligible Advertising for such Calendar Year. For this purpose, Ford’s payments in any Advertising Year will be pro-rated equally over each month in each Calendar Year as appropriate.

     d. Within a reasonable time after any termination of this Agreement, Hertz will deliver to Ford a statement in reasonable detail, certified by its treasurer, controller, assistant treasurer, or assistant controller, setting forth its expenditures for Eligible Advertising during the period between the first day of the Calendar Year in which such termination will have occurred and the date of such termination, and also setting forth the amount held in its advertising funds or the advertising funds of its parent or affiliates as of the date of termination of this Agreement, less all accrued liabilities chargeable thereto, or commitments made as of said date, plus prepaid expenses which may have been charged to such funds, such as for non-Ford components of spectacular outdoor displays (which will have been amortized over the shorter of the term of the applicable lease or five years from the date such display commenced), which will be restored to such funds on a prorata basis, plus the amount, if any, by which expenditures are in excess of the limitations agreed upon for local advertising and collateral material (herein sometimes called “the termination date balance of such funds”) and Hertz will simultaneously with the delivery of said statement to Ford, pay the portion of the termination date balance of such finds which Ford has theretofore contributed, or Ford will pay to the funds any sum so shown to be due, as the case may be.

     11. Subject to Paragraph 12 hereof, Hertz will have sole discretion and control over all copy, art work, editorial matter, media, and release dates for all Eligible Advertising.

     12. Hertz warrants that no Eligible Advertising, and no other item released by Hertz or anyone under its control that contains any pictorial representation of a Ford Vehicle or any reference to Ford or its affiliates, will violate the copyright or right of privacy of, or constitute a libel or slander or actionable derogation of, or violate any legal or equitable right of, any person or entity.

     13. Hertz will indemnify and hold harmless Ford, its dealers, its affiliates and their dealers from and against all claims by third parties, damages, liabilities, losses, costs and expenses arising out of or connected with any Eligible Advertising or any other advertising, promotion or publicity released by Hertz or under Hertz’s control. Ford will indemnify and hold harmless Hertz, its affiliates, and Hertz’s licensees and the licensees of its affiliates, from and against all claims by third parties, damages, liabilities, losses, costs and expenses arising out of or connected with the use, pursuant to this Agreement, of any pictorial representation, information or data furnished by Ford hereunder.

     14. This Agreement is not made in connection with or as part of any transaction related to the sale of any Ford Vehicle or Vehicles, and nothing contained herein will be construed as imposing, directly or indirectly, any obligation on anyone to purchase or supply any Ford Vehicle or Vehicles.

     15. (a) Except as otherwise specifically provided in this Agreement, if there is published, placed or paid for by Hertz or anyone under its control, by its parent or any of its affiliates, any advertising of any make of vehicle other than a Ford Vehicle which Ford believes has reduced or may reduce the value to Ford or its affiliates of the joint advertising program provided hereunder, Ford in its sole discretion may, after thorough discussion with Hertz, terminate this Agreement as of the end of any month by giving Hertz at least twenty (20) days’ prior notice of termination. On and after the start of the 2005 Advertising Year, the publication by itself of advertising of a make of vehicle other than a Ford Vehicle or a manufacturer other than Ford does not give rise to Ford’s above right of termination under this Paragraph 15(a); any such termination must be based on the overall content of such advertising. However, Ford shall have no right of termination with respect to (i) advertising published, placed, or paid for by any of Hertz’s licensees or any licensee of any of its affiliates, unless such advertising is published or placed with the approval or consent of Hertz or its affiliates, (ii) advertising published or placed with Ford’s consent of a vehicle for which, at the time, there is no comparable Ford Vehicle prior to the 2005 Advertising Year, or (iii) advertising published or placed with Ford’s consent in any country in which Ford Vehicles represent less than 25% of the total Hertz corporate fleet in such country prior to the 2005 Advertising Year.

     (b) If either Hertz or Ford shall be in breach of any provision of this Agreement, the other may terminate this Agreement as of the last day of any succeeding month by giving at least twenty (20) days’ prior notice of termination to the party in breach unless such breach is cured within such notice period, or, if not capable of being cured within said notice period, the curing thereof is commenced and proceeds with all due diligence during said notice period and is cured within sixty (60) days after such notice.

     16. If this Agreement is rendered illegal by enactment of a statute or a final decision by a court or governmental agency of competent jurisdiction, either party may terminate the Agreement after reasonable consultation with the other party. If, during the term hereof, any federal or state law is enacted which would require Ford, by reason of the existence of this Agreement, to provide its franchised automobile dealers, operating as such, with annual payments in an aggregate amount equal to or greater than those provided to Hertz, either in the form of price reductions or otherwise, then Ford, at its option, may terminate this Agreement, effective immediately, without any further obligations by either party to the other except as to such obligations that are due and payable as of the effective date of termination.

     17. Ford, through its duly authorized agents or representatives, may examine all pertinent records of Hertz, its parent, or its affiliates at any and all reasonable times for the purposes of determining, and to the extent necessary for the determination of, the accuracy of all statements that may be furnished by Hertz to Ford hereunder. Such records will include all documents pertaining to the advertising funds of Hertz or its affiliates, and to the number of vehicles in Hertz’s domestic U.S. corporate fleet.

     18. At Ford’s request from time to time and upon not less than ten (10) days’ prior notice to Hertz, Hertz’s duly authorized officials shall meet with Ford representatives at Hertz’s headquarters for the purpose of discussing the joint advertising program, particularly as it relates to Ford’s name (or Ford’s affiliates’ names) and good will or any of its trade or service marks. Hertz will use any such trade or service marks only in strict accordance with written authorization received from Ford and will in good faith, when not inconsistent with Hertz’s objectives, seek to meet Ford’s other requests or objections. Major changes in advertising campaigns or strategy will be discussed with Ford in advance of implementation.

     19. This Agreement may not be changed in any way except in writing signed and delivered by the duly authorized representatives of Ford and Hertz.

     This Agreement and any amendments may be executed in counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.

     20. Any notice, consent, approval or other communication required or permitted hereunder will be in writing, will be given by registered or certified United States mail and will be deemed given when deposited in the mail, postage paid and addressed as follows:

          (a) if to Ford:

Ford Motor Company
Office of the Secretary
One American Road
Dearborn, Michigan 48126; and

          (b) if to Hertz:

Chairman of the Board
Hertz System, Inc.
225 Brae Boulevard
Park Ridge, New Jersey 07656

Such addresses may be changed by notice given in like manner.

     21. This Agreement will be deemed to be a Michigan agreement and will be construed and governed by the laws of the State of Michigan.

     22. The joint advertising agreement dated as of January 1, 1988 (“1988” Agreement”), between Ford and Hertz shall terminate as of midnight, August 31, 1997, and this Agreement shall supersede the 1988 Agreement.

If the foregoing correctly states the understanding of both parties, on this subject, please sign and return a copy of this letter.

Yours very truly, FORD MOTOR COMPANY
By:	/s/ James G. O'Connor
James G. O'Connor 9/7/04

AGREED:

HERTZ SYSTEM, INC.

By: /s/ Craig R. Koch
     Craig R. Koch     9/10/04